UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2015

Commission File Number of issuing entity: 333-179292-09

SEQUOIA MORTGAGE TRUST 2013-4

(Exact name of issuing entity)

Commission File Number of depositor:

333-179292-01

SEQUOIA RESIDENTIAL FUNDING, INC.

(Exact name of depositor as specified in its charter)

RWT HOLDINGS, INC. (Sponsor)

(Exact name of sponsor/seller as specified in its charter)

DELAWARE	None
(State or other jurisdiction	(I.R.S. employer
of incorporation)	identification no.)
One Belvedere Place, Suite 330, Mill Valley, CA	94941
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (415) 389-7373

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 12, 2015, the First Amendment to SEMT 2013-4 Amended and Restated Pooling and Servicing Agreement was executed and delivered by each of Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee, Wells Fargo Bank, N.A., as master servicer, and Citibank, N.A., as securities administrator, to provide that the Class A-IO1 Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates are restricted securities that may be purchased only by qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. RWT Holdings, Inc., an affiliate of the Depositor, had been the sole owner of such Class A-IO1 Certificates and consented to such amendment.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable.

(d) Exhibits: The following final executed version of an Exhibit to the Form S-3 Registration Statement of the Registrant is hereby filed:

Exhibit

Number

4.1	First Amendment to SEMT 2013-4 Amended and Restated Pooling and Servicing Agreement, dated as of June 12, 2015, by and among Sequoia Residential Funding, Inc., as depositor, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee, Wells Fargo Bank, N.A., as master servicer, and Citibank, N.A., as securities administrator.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEQUOIA RESIDENTIAL FUNDING, INC.

By: /s/ Matthew J. Tomiak

Name: Matthew J. Tomiak

Title: Authorized Officer

Dated: June 12, 2015

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Exhibit 4.1

First Amendment to SEMT Series 2013-4 Amended and Restated Pooling and Servicing Agreement, dated as of June 12, 2015, by and among Sequoia Residential Funding, Inc., as depositor, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee, Wells Fargo Bank, as master servicer, and Citibank, N.A., as securities administrator.